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                                                                EXHIBIT 23(a)

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus, dated December 15, 1994, pertaining to 400,000 KeyCorp common shares pursuant to the KeyCorp Discounted Stock Purchase Plan, of our reports:

(a) dated March 1, 1994, with respct to the consolidated financial statements for the year ended December 31, 1993, of KeyCorp as restated to give effect to the March 1, 1994 merger of KeyCorp and Society Corporation, accounted for as a pooling of interests, such financial statements are included in and incorporated by reference into the Corporation's Current Report on Form 8-K filed with the Commission on April 20, 1994; and

<(b) dated Janaury 20, 1994, except for Note 2 as to which the date is March 1,
     1994, with respect to the consolidated financial statements for the year ended December 31, 1993, of KeyCorp (the combining company), which on March 1, 1994 merged with Society Corporation, subsequently renamed KeyCorp, included in the Corporation's Current Report on Form 8-K filed with the Commission on March 16, 1994.

                                            /s/ Ernst & Young LLP
                                            -----------------------------
                                            ERNST & YOUNG LLP

Cleveland, Ohio
December 13, 1994